UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2022

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A, West Henrietta, New York 14586

(Address of principal executive offices) (Zip code)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2022, Vuzix Corporation (the “Company”) entered into a license agreement (the “License Agreement”) with Atomistic SAS (“Atomistic”), and its two principals (the “Founders”). Pursuant to the License Agreement, Atomistic granted to the Company an exclusive worldwide royalty-free right and license to certain technologies related to MicroLEDs and MicroLasers, and the Company agreed to fund a custom design and tooling of a backplane for microdisplays utilizing MicroLEDs or MicroLasers created by Atomistic and/or other third party suppliers. Pursuant to the License Agreement, the Company is required to make installment payments to Atomistic in the aggregate amount of $30,000,000, under a schedule set forth in the License Agreement (which may be accelerated by the Company in its discretion), with the last such payment due within 10 business days of December 31, 2023. The Company may (but will not be obligated to) renew the license for calendar years beyond December 31, 2023 in such amounts and in such manner as agreed between the Company and Atomistic. The License Agreement provides for royalty payments to be made to the Company on revenues of Atomistic products and services based on the Licensed Technology (as defined in the License Agreement) following any lapse of the Company’s exclusive license.

In connection with the License Agreement, on May 12, 2022, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with Atomistic and the Founders. Under the Purchase Agreement, the Company agreed to purchase up to an aggregate of 25,250 shares of Series B Preferred Stock of Atomistic (the “Series B Preferred Stock”) following and subject to certain Foundation Materials (as defined in the Purchase Agreement) being presented to Atomistic’s board of directors, and achievement of six Milestones (as defined in the Purchase Agreement). The aggregate consideration the Company agreed to pay for the purchase of the Series B Preferred Stock will be $2,500,000 and between 1,750,000 and 2,843,750 shares of the Company’s common stock (valued based on the Company’s share price at the time of such issuances, subject to a floor of $8.00 and a ceiling of $13.00). The first purchase by the Company under the Purchase Agreement, for an aggregate of 8,480 shares of Series B Preferred Stock will occur on the eleven month anniversary of the Purchase Agreement, and the remaining shares of Series B Preferred Stock will be purchased following such eleven month anniversary at such times when in the Company’s reasonable judgement, the Milestones have been completed (subject to the Company’s right to waive such Milestones). The shares of Series B Preferred Stock will automatically convert to shares of Series A Preferred Stock of Atomistic upon being purchased by the Company.

In the event that, within five years of the Purchase Agreement, the Company either (i) engages in a Change of Control Transaction (as defined in the Purchase Agreement) for an implied equity value of at least $3.5 billion or (ii) attains a market capitalization for its common stock of at least $3.5 billion where a US-based investment banker determines that at least 50% of such value can directly be attributed to the Atomistic transaction (if such valuation milestone is achieved prior to the license terminating or after the Company owns at least 25,250,000 Ordinary Shares of Atomistic), then the Company will be required to issue a further 15% of the number of shares of the Company’s common stock, as adjusted for any cash payments made, previously issued under the Purchase Agreement or pay the cash equivalent represented by such additional shares at time of this valuation event, in exchange for 3,788 shares of Series B Preferred Stock of Atomistic.

Once the Company owns at least 25,250 shares of Series A Preferred Stock of Atomistic, such shares will automatically convert into Ordinary Shares of Atomistic at a rate of 1 share of Series A Preferred Stock into 1,000 Ordinary Shares. After this automatic conversion, the Company will own 25,250,000 Ordinary Shares of Atomistic or approximately 99.9% of its total controlling shares.

In connection with the License Agreement and Purchase Agreement, on May 12, 2022, the Company entered into a shareholders’ agreement with the Founders (the “Shareholders’ Agreement”). The Shareholders’ Agreement contains normal representations and warranties, and governance procedures regarding the administration and management of Atomistic. The Shareholders’ Agreement provides for preferential allocation to the Company of 49% of the distributable amounts in the event of a liquidation event of Atomistic prior to the Company owning 25,250,000 Ordinary Shares of Atomistic. The Shareholders’ Agreement has a term of fifteen years, following which it will renew automatically for an additional five years. Under the Shareholders’ Agreement, from the date the Company owns at least at least 25,250,000 Ordinary Shares of Atomistic, the Company will have the right to acquire all other outstanding Ordinary Shares of Atomistic.

The above descriptions of the material terms of the License Agreement, the Purchase Agreement and the Shareholders’ Agreement, are qualified in their entirety by reference to the text of such agreements which are filed as exhibits to this report.

Item 3.03	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above will be completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 8.01	Other Events.

On May 18, 2022, the Company issued a press release regarding the License Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Exhibit

10.1	License Agreement*

10.2	Stock Purchase Agreement*

10.3	Shareholders’ Agreement*

99.1	Press release dated May 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of the agreement have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2022	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer

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